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Exhibit 99.5

Telewest Global, Inc.

Form of Consent of Prospective Director

        As required by Rule 438 under the U.S. Securities Act of 1933, as amended, and in accordance with Item 401(a) of Regulation S-K, I hereby consent to the reference to my name as a prospective director of Telewest Global, Inc. in the prospectus forming a part of a registration statement on Form S-4 of Telewest Global Inc. initially filed with the U.S. Securities and Exchange Commission on            , as amended from time to time.

[Signature of Prospective Director]

Dated as of

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  Exhibit 99.5
Form of Consent of Prospective Director